As filed with the Securities and Exchange Commission on December ___, 2001.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                                  VSOURCE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                         77-0557617
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

  5740 RALSTON STREET, SUITE 110
        VENTURA, CALIFORNIA                                      93003
(Address of Principal Executive Offices)                       (Zip Code)

                                  VSOURCE, INC.
                     2001 STOCK OPTIONS/STOCK ISSUANCE PLAN
                                       AND
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                PHILLIP E. KELLY
                            CHIEF EXECUTIVE OFFICER
                                  VSOURCE, INC.
                         5740 RALSTON STREET, SUITE 110
                            VENTURA, CALIFORNIA 93003
                                 (805) 677-6720
(Name, address and telephone number, including area code, of agent for service)

                              _____________________

                                    Copy to:

                            JOHN J. GIOVANNONE, ESQ.
                             MCDERMOTT, WILL & EMERY
                       18191 VON KARMAN AVENUE, SUITE 500
                          IRVINE, CALIFORNIA 92612-0187
                                 (949) 851-0633

------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE    AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF
 REGISTERED                  REGISTERED         SHARE                 PRICE                 REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock (par value      37,000,000(1)      $          .325(2)    $     12,025,000(2)   $       2,873.98
  $.01 per share)(1)
------------------------------------------------------------------------------------------------------------

(1) In addition to the number of shares of Common Stock stated above, this Registration Statement covers options and other rights to purchase or acquire the shares of Common Stock under the respective Plans and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares, options and rights which, by reason of certain events specified in the respective Plans, may become subject to the respective Plans.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low prices of a share of Common Stock of the Registrant as reported in the consolidated reporting system as of December 3, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Vsource, Inc. ("us," "our," "we" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

          1. Our Annual Report on Form 10-KSB for the year ended January 31, 2001 (as amended by Form 10-KSB/A filed May 31, 2001 and Form 10-KSB/A filed September 26, 2001).

          2. Our Quarterly Reports on Form 10-Q for the quarter periods ended April 30, 2001 (as amended by Form 10Q/A filed September 26,
               2001) and July 31, 2001 (as amended by Form 10Q/A filed October 4, 2001).

          3. Our Current Reports on Form 8-K filed March 20, 2001; April 2, 2001; May 25, 2001; June 27, 2001 (as amended by Form 8-K/A filed July 20, 2001); July 2, 2001 (as amended by Form 8-K/A filed November 8, 2001); July 13, 2001 (as amended by Form 8-K/A filed August 8, 2001); July 17, 2001; August 3, 2001; August 24, 2001;
               September  28,  2001;  and  October  24,  2001.

          4. The description of our Common Stock contained in the our Amendment No. 4 to Form 10-SB Registration Statement filed December 15, 1999, which was amended upon our reincorporation in Delaware on November 8, 2000, as reported on Form 8-K filed November 14, 2000.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          The Common Stock to be offered is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors, officers, employees and agents for breach of fiduciary duty of care, subject to certain limitations. Our certificate of incorporation provides that our directors and officers shall not be liable to us or our stockholders for monetary damages arising from a breach of fiduciary duty owed by such director or officer, as applicable, except for liability (1) for any breach of a director's or officer's duty of loyalty to us or our stockholders, (2) for intentional misconduct, fraud or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware or (3) for a transaction from which the officer or director derived an improper personal benefit. Our bylaws provide for the indemnification of our directors, officers, employees and agents to the extent permitted by the Delaware General Corporation Law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the 1933 Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM  8. EXHIBITS.

     Reference  is  made  to  the  Index  to  Exhibits.

ITEM 9.  UNDERTAKINGS.

     (1)   The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the 1933 Act (and each filing of the employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on the 4th day of December, 2001.

                              VSOURCE, INC.

                              By:  /s/  PHILLIP E. KELLY
                                 ----------------------------------------------
                                   Phillip E. Kelly, Chief  Executive Officer
                                   (Principal Executive Officer)


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Phillip E. Kelly, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                          DATE
---------                             -----                          ----


/s/  PHILLIP E. KELLY     Director, Co-Chairman of the Board   December 4, 2001
-----------------------   and Chief Executive Officer
Phillip E. Kelly

/s/  I. STEVEN EDELSON    Director and Co-Chairman of the      December 4, 2001
-----------------------   Board
I. Steven Edelson

/s/  DENNIS M. SMITH      Director, Vice Chairman of the       December 4, 2001
-----------------------   Board, Chief Strategy Officer
Dennis M. Smith           and Chief Financial Officer
                          (Principal Accounting Officer)

/s/  SCOTT T. BEHAN           Director                         December 4, 2001
--------------------------
Scott T. Behan

/s/  ROBERT N. SCHWARTZ       Director                         December 4, 2001
--------------------------
Robert N. Schwartz

/s/  RAMIN KAMFAR             Director                         December 4, 2001
--------------------------
Ramin Kamfar

/s/ NATHANIEL C. A. KRAMER    Director                         December 4, 2001
--------------------------
Nathaniel C. A. Kramer

                                INDEX TO EXHIBITS


EXHIBIT                     DESCRIPTION  OF  EXHIBIT
NUMBER                      ------------------------
------

5.1          Opinion of McDermott, Will & Emery.

23.1         Consent of Independent Certified Public Accountants, Grant Thornton
             LLP.

23.2         Consent of Independent Auditors, Ernst & Young LLP.

23.3         Consent of McDermott, Will & Emery (included in Exhibit 5.1).

24.1         Power of Attorney (included on signature page).


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